Exhibit 99.1

Contacts:
For Adelphia	For MidOcean Partners & Crestview Partners:
(Media) Paul Jacobson (303) 268-6426	Chris Tofalli, Broadgate Consultants (212) 232-2226
(Media) Erica Stull (303) 268-6502
(Investor Relations) Jeff Lawton (303) 268-6419	For ML Media Partners, L.P.
Elizabeth McNey Yates (212) 980-7110 x-201

Puerto Rico Cable Operations to be Acquired

by Premier Private Equity Group

MidOcean Partners and Crestview Partners Work Together to Continue Strong,
Stable and Focused Operation

Transaction Delivers Maximum Value for Adelphia Bankruptcy Constituents

GREENWOOD VILLAGE, Colo., and NEW YORK, June 6, 2005 – Adelphia Communications Corporation (OTC:ADELQ) and ML Media Partners, L.P. today announced they have entered into an agreement with a newly formed entity between MidOcean Partners, a New York and London-based private equity firm and its partner, Crestview Partners, a New York-based private equity firm, to sell their jointly owned San Juan Puerto Rico area cable operations. Under the terms of the transaction, MidOcean and Crestview will pay $520 million subject to customary purchase price adjustments, which equates to an approximately $3,800 per subscriber valuation.

The system serves approximately 137,000 customers in the greater San Juan area. The transaction, once completed, will create a strong, stable operation that will continue to improve cable services in the San Juan area in ways that benefit its customers, its investors and the community.

“We are extremely pleased to enter into this agreement with MidOcean and Crestview, who have a proven ability for employing their skills in concert with management teams at their portfolio companies to build stronger businesses,” said Bill Schleyer, chairman and CEO of Adelphia. “They have the necessary cable sector expertise to provide our customers in Puerto Rico with opportunities for continued service improvements and the launch of advanced services through an upgraded cable system.”

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“This is a positive deal for everyone involved,” said Elizabeth McNey Yates, a partner in RP Media Management, the managing general partner of ML Media Partners, LP. “MidOcean and Crestview will acquire an attractive business and our Puerto Rico employees and management, who have worked hard to improve the operational and service performance of the systems, will benefit from an experienced and well-funded ownership group.”

Tyler Zachem, a managing director at MidOcean Partners, said, “This transaction is the culmination of a long and complex process which we began over a year ago. The operation has an excellent management team in place and dedicated employees who have helped to build this company over the years. We are excited about the opportunity to work with the team at Crestview to continue building on the company’s previous successes.”

Cable industry veteran and Crestview Managing Director Jeffrey A. Marcus said, “We look forward to working with the team in Puerto Rico to optimize the potential of the cable television system. Cable is a core competency for Crestview and we are delighted to be partnering with MidOcean in this venture.”

“We are pleased to have arrived at a solution that benefits our customers and our 350 dedicated employees in Puerto Rico,” added Schleyer. “We have been working with ML Media to identify the most appropriate manner to sell the joint venture and are pleased to have reached an agreement that maximizes the value to be realized from the venture. We are confident that this new ownership structure will be viewed as great news by all concerned in Puerto Rico. We’re grateful to our employees for their exceptional performance under challenging circumstances.”

Since September 30, 2002, the joint venture between Adelphia and ML Media Partners that owns and operates the Puerto Rico systems has been under Chapter 11 bankruptcy protection, separately administered from the larger Chapter 11 bankruptcy of Adelphia Communications. The Puerto Rico Joint Venture was not included in the previously announced asset sale of Adelphia Communications Corporation to Comcast Corporation and Time Warner Inc.

The transaction is subject to approval by the U.S. Bankruptcy Court for the Southern District of New York, regulatory approvals, financing by the buying group and other customary closing conditions. The closing of the transaction is expected to occur sometime in the fourth quarter of this year. Until the deal is completed, Adelphia will continue to manage daily operations.

Advisors

Lazard acted as financial advisors to Adelphia. Daniels & Associates acted as financial advisors to ML Media Partners.  Willkie Farr & Gallagher acted as legal advisors to Adelphia for the transaction and the bankruptcy process. Proskauer Rose acted as legal advisor to ML Media Partners, L.P. for the transaction and the bankruptcy process.  DH Capital acted as financial advisors for MidOcean and Crestview and Kirkland & Ellis acted as legal advisors for MidOcean and Crestview.  Citigroup and JP Morgan are providing the debt financing.

About Adelphia

Adelphia Communications Corporation (OTC: ADELQ) is the fifth-largest cable television company in the country. It serves customers in 31 states and Puerto Rico, and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

About ML Media Partners, L.P

ML Media Partners is a public limited partnership raised in 1986 to acquire, finance, hold, develop, improve, maintain, operate, lease, sell, exchange, dispose of and otherwise invest in and deal with media businesses and direct and indirect interests therein.  ML Media Partners made direct operating investments in seven cable television systems, eleven radio stations and two network affiliated television stations.  ML Media has liquidated all of its holdings with the exception of the cable properties in Puerto Rico.

About MidOcean Partners

MidOcean Partners is a premier private equity firm focused on the middle market.  Based in New York and London, MidOcean is committed to investing in high-quality middle market companies with stable market positions and opportunities for growth in the United States and Europe.  Targeted sectors include consumer and leisure, media and communications, business services, financial services and industrial sectors. MidOcean utilizes a broad foundation of expertise in its focus industries and its intercontinental platform to create value for its investors and partners.    For more information, visit www.midoceanpartners.com.

About Crestview

Crestview Partners is a New York-based private equity firm established by Barry Volpert and Tom Murphy. Mr. Volpert and Mr. Murphy are former partners at Goldman, Sachs & Co. The firm is focused on investments in North America and Europe.

Cautionary Statement Regarding Forward-Looking Information

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the sale of Century/ML Cable Venture (“Century/ML”) by Adelphia Communications corporation (the “Company”) and ML Media Partners L.P. (“ML”) and Century/ML’s expected future operations and upgraded cable systems and all statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations, and with respect to Century/ML, the Company’s and ML’s expectations. Neither the Company nor ML undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of Century/ML to MidOcean Partners, L.P. and Crestview Partners is approved and consummated, whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the proposed settlements with the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York and any other agreements needed to effect those settlements are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  Many of these factors are outside of the Company’s control and with respect to the sale of Century/ML, the control of ML and the Company.

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